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                                                                     EXHIBIT (b)


                                     BY-LAWS

                                       OF

                        WIILIAMS CAPITAL MANAGEMENT TRUST

                                    SECTION 1

                    Declaration of Trust and Principal Office

         1.1 Declaration of Trust. These By-Laws shall be subject to the Declaration of Trust, as from time to time in effect, of Williams Capital Management Trust, a Delaware statutory trust established by the Declaration of Trust (the "Trust").

         1.2 Principal Office of the Trust. The principal office of the Trust shall be located at 650 Fifth Avenue, New York, New York 10019. The Board of Trustees may at any time establish branch or subordinate offices at any place or places where the Trust intends to do business.

                                    SECTION 2

                                  SHAREHOLDERS

         2.1 Shareholder Meetings. A meeting of the shareholders of the Trust or of any one or more series of shares may be called at any time by the Trustees, by the president or, if the Trustees and the president shall fail to call any meeting of shareholders for a period of 30 days after written application of one or more shareholders who hold at least 10% of all outstanding shares of the Trust, if shareholders of all series are required under the Declaration of Trust to vote in the aggregate and not by individual series at such meeting, or of any series, if shareholders of such series are entitled under the Declaration of Trust to vote by individual series at such meeting, then such shareholders may call such meeting. If the meeting is a meeting of the shareholders of one or more series, but not a meeting of all shareholders of the Trust, then only the shareholders of such one or more series shall be entitled to notice of and to vote at the meeting. Each call of a meeting shall state the place, date, hour and purposes of the meeting.

         2.2 Place of Meetings. All meetings of the shareholders shall be held at the principal office of the Trust or at such other place within the United States as shall be designated by the Trustees or the president of the Trust.

         2.3 Notice of Meetings. A written notice of each meeting of shareholders, stating the place, date and hour and the purposes of the meeting, shall be given at least seven days and not more than ninety (90) days before the meeting to each shareholder entitled to vote thereat by leaving such notice with him or her or at his or her residence or usual place of business or by mailing it, postage prepaid, and addressed to such shareholder at his or her address as it appears in the records of the Trust. Such notice shall be
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given by the secretary or an assistant secretary or by an officer designated by the Trustees. No notice of any meeting of shareholders need be given to a shareholder if a written waiver of notice, executed before or after the meeting by such shareholder or his or her attorney thereunto duly authorized, is filed with the records of the meeting. Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting.

         2.4 Ballots. No ballot shall be required for any election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election.

         2.4 Proxies. Shareholders entitled to vote may vote either in person or by proxy in writing dated not more than six months before the meeting named therein, which proxies shall be filed with the secretary or other person responsible to record the proceedings of the meeting before being voted. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it before the vote pursuant to that proxy by a writing delivered to the Trust stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing that proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted; provided however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise provided in the proxy. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.

         2.5 Adjourned Meeting, Notice. Any shareholder's meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the interests represented at that meeting, either in person or by proxy.

                  When any meeting of shareholders is adjourned to another time or place, notice need not be given of the adjourned meeting at which the adjournment is taken, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than sixty (60) days from the date set for the original meeting, in which case the Board of Trustees shall set a new record date. At any adjourned meeting, the Trust may transact any business which might have been transacted at the original meeting.

         2.6 Shareholder Action by Written Consent Without a Meeting. Any action which may be taken at any meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the shareholders of outstanding interests having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all interests entitled to vote on that action were present and voted. All such consents shall be filed with the secretary of the Trust and shall be maintained in the Trust's records. Any shareholder giving a written consent or the shareholder's proxy holders or a transferee of the interests or a personal representative of the shareholder or their respective Proxy holders may revoke the consent by a writing received by the secretary of the Trust before written consents of the number of interests required to authorize the proposed action have been filed with the secretary. If the consents of all shareholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such shareholders shall not have been received, the secretary shall give prompt notice of the action approved by the shareholders without a meeting. In the case of approval of (i) contracts or transactions in which a Trustee has a direct or indirect financial interest,
(ii) indemnification of agents of the Trust, or (iii) a

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reorganization of the Trust, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

         2.7 Inspectors of Election. Before any meeting of shareholders, the Board of Trustees may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of interests or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint a person to fill the vacancy.

         These inspectors shall:

         (a) Determine the number of interests outstanding and the voting power of each, the interests represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

         (b)      Receive votes, ballots or consents;

         (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

         (d)      Count and tabulate all votes or consents;

         (e)      Determine when the polls shall close;

         (f)      Determine the result; and

         (g) Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

                                    SECTION 3

                                    Trustees

         3.1 Powers. Subject to the applicable provisions of the Trust's Declaration of Trust and these By-Laws relating to action(s) required to be approved by the shareholders or by the outstanding interests, the business and affairs of the Trust shall be managed and all powers shall be exercised by or under the direction of the Board of Trustees.

         3.2 Committees and Advisory Board. The Trustees may appoint from their number an executive committee and other committees. Except as the Trustees may otherwise determine, and subject to the provisions of the Declaration of Trust, any such committee may make rules for conduct of its business. The Trustees may appoint an advisory board to consist of not less than one nor more than five members. The members of the advisory board shall be compensated in such manner as the Trustees may determine and shall confer with and advise the Trustees regarding the investments and other affairs of the Trust. Each member of the advisory board shall hold office until the first meeting of the Trustees following the next meeting of the shareholders and until his or her successor is elected and qualified, or

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until he or she sooner dies, resigns, is removed or becomes disqualified, or until the advisory board is sooner abolished by the Trustees.

         3.3 Nominating Committee of Non-Interested Directors. The Trustees who are not "interested persons" (as defined in the Investment Company Act of 1940, as amended) of the Trust shall, without any action by the Board of Trustees, constitute a Nominating Committee that has all the powers of the Board of Trustees in the selection and nomination for election or appointment to the Board of Trustees of Trustees who are not "interested persons" (as so defined) of the Trust. The chairman of the Nominating Committee shall be elected by the Nominating Committee. The Nominating Committee may fix its own rules of procedure and may meet when and as provided by such rules.

         3.4 Meetings by Telephone. With the exception of a meeting at which an Investment Advisory Agreement, Distribution Agreement or any Distribution Plan adopted pursuant to Rule 12b-1 is approved by the Board, any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Trustees participating in the meeting can hear one another and all such Trustees shall be deemed to be present in person at the meeting.

         3.5 Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

         3.6 Special Meetings. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting, when called by the president, the treasurer or secretary, or by two or more Trustees, sufficient notice thereof being given to each Trustee by the secretary or an assistant secretary or by the officer or one of the Trustees calling the meeting.

         3.7 Compensation of Trustees. No Trustee shall receive any stated salary or fees from the Trust for his or her services as such if such Trustee is a director, officer, or employee of the Trust's investment adviser, administrator or principal underwriter, if any. Except as provided in the preceding sentence, Trustees shall be entitled to receive such compensation from the Trust for their services in such manner and such amounts as may from time to time be voted by the Board of Trustees.

         3.8 Notice. It shall be sufficient notice to a Trustee to send notice by mail or electronic transmission at least forty-eight hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

         3.9 Quorum. At any meeting of the Trustees one-third of the Trustees then in office shall constitute a quorum; provided, however, a quorum shall not be less than two (except at such time as there is only one Trustee). Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

         3.10 Action Without A Meeting. With the exception of the approval of an Investment Advisory Agreement, Distribution Agreement, or any Distribution Plan adopted pursuant to Rule 12b-1, any action required or permitted to be taken by the Board of Trustees may be taken without a meeting if a

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majority of the members of the Board of Trustees shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a majority vote of the Board of Trustees. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Trustees.

                                    SECTION 4

                               Officers and Agents

         4.1 Enumeration; Qualification. The officers of the Trust shall be a president, a vice president, a treasurer, a secretary and such other officers, if any, as the Trustees from time to time may in their discretion elect or appoint. The Trust may also have such agents, if any, as the Trustees from time to time may in their discretion appoint. Any officer may be but none need be a Trustee or shareholder. Any two or more offices may be held by the same person.

         4.2 Powers. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to his or her office as if the Trust were organized as a Delaware business corporation and such other duties and powers as the Trustees may from time to time designate, including without limitation the power to make purchases and sales of portfolio securities of the Trust pursuant to recommendations of the Trust's investment adviser in accordance with the policies and objectives of the Trust set forth in its prospectus and with such general or specific instructions as the Trustees may from time to time have issued.

         4.3 Election. The president, the vice president, the treasurer and the secretary shall be appointed by the Board of Trustees, and each shall serve at the pleasure of the Board of Trustees pursuant to the terms of Section 4.4. Other officers, if any, may be elected or appointed by the Trustees at any time pursuant to Section 4.4.

         4.4 Tenure. The president, the vice president, the treasurer and the secretary shall hold office until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Each other officer shall hold office at the pleasure of the Trustees. Each agent shall retain his or her authority at the pleasure of the Trustees.

         4.5 Chairman. The Chairman, if such an officer is elected, shall if present preside at meetings of the Board of Trustees, shall be the Chief Executive Officer of the Trust and shall, subject to the control of the Board of Trustees, have general supervision, direction and control of the business and the officers of the Trust and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Trustees or prescribed by the By-Laws.

         4.6 President. Subject to such supervisory powers, if any, as may be given by the Board of Trustees to the Chairman, if there be such an officer, the President shall be the chief operating officer of the Trust and shall, subject to the control of the Board of Trustees and the Chairman, have general supervision, direction and control of the business and the officers of the Trust. He or she shall preside at all meetings of the shareholders and in the absence of the Chairman of the Board or if there be none, at all meetings of the Board of Trustees. He or she shall have the general powers and duties of management usually vested in the office of President of a corporation and shall have such other powers and duties as may be prescribed by the Board of Trustees or these By-Laws. He or she shall serve as the Trust's "principal executive officer" for purposes of the Sarbanes-Oxley Act of 2002.


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         4.7 Vice Presidents. In the absence or disability of the President, the
Vice Presidents, if any, in order of their rank as fixed by the Board of Trustees or if not ranked, the Executive Vice President (who shall be considered first ranked) and such other Vice Presidents as shall be designated by the Board of Trustees, shall perform all the duties of the President and when so acting shall have all powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Trustees or the President or the Chairman of the Board or by these By-Laws.

         4.8 Secretary. The Secretary shall keep or cause to be kept at the principal executive office of the Trust, or such other place as the Board of Trustees may direct, a book of minutes of all meetings and actions of Trustees, committees of Trustees and shareholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at Trustees' meetings or committee meetings, the number of interests present or represented at shareholders, meetings, and the proceedings.

         The Secretary shall keep or cause to be kept at the principal executive office of the Trust or at the office of the Trust's transfer agent or registrar, an interest register or a duplicate interest register showing the names of all shareholders and their addresses, the number and classes of interests held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

         The Secretary shall give or cause to be given notice of all meetings of the shareholders and of the Board of Trustees required to be given by these By-Laws or by applicable law and shall have such other powers and perform such other duties as may be prescribed by the Board of Trustees or by these By-Laws. Any Assistant Secretary shall have such duties and powers as shall be designed from time to time by the Trustees.

         4.9 Treasurer. The Treasurer shall be the chief financial officer and chief accounting officer of the Trust and shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Trust, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and interests. The Treasurer shall serve as the Trust's "principal financial officer" for purposes of the Sarbanes-Oxley Act of 2002. The books of account shall at all reasonable times be open to inspection by any Trustee.

         The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Trust with such depositories as may be designated by the Board of Trustees. The Treasurer shall disburse the funds of the Trust as may be ordered by the Board of Trustees, shall render to the President and Trustees, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the Trust and shall have other powers and perform such other duties as may be prescribed by the Board of Trustees or these By-Laws. Any Assistant Treasurer shall have such duties and powers as shall be designed from time to time by the Trustees.

                                    SECTION 5

                      Resignations, Retirement and Removals

         Any Trustee, officer or advisory board member may resign at any time by delivering his or her resignation in writing to the president, the vice president or the secretary or to a meeting of the Trustees. No Trustee will stand for reelection as Trustee at any election held after such Trustee shall have reached

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72 years of age, and, after his successor shall have been elected and qualify and in any event a Trustee shall retire at the end of the calendar year in which he reaches 72 years of age; provided that any person who was a Trustee on December 31, 2002 and was 72 years of age or older on that date shall retire from the Board of Trustees and cease being a Trustee of the Trust as of the close of business on December 31, 2004. The Trustees may remove any officer elected by them with or without cause by the vote of a majority of the Trustees then in office. Except to the extent expressly provided in a written agreement with the Trust, no Trustee, officer, or advisory board member resigning, and no officer or advisory board member removed, shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

                                    SECTION 6

                                    Vacancies

         A vacancy in any office may be filled at any time. Each successor shall hold office for the unexpired term, and in the case of the president, the vice president, the treasurer and the secretary, until his or her successor is chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified.

                                    SECTION 7

                          Shares of Beneficial Interest

         Certificates certifying the ownership of shares may be issued as the Trustees may authorize. In lieu of issuing certificates for shares, the Trustees or the transfer agent shall keep accounts upon the books of the Trust for the record holders of such shares, who shall be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof. Any certificates issued shall be in such form as the Board of Trustees may from time to time prescribe, including on its face the name of the Trust, the name of the person to whom it is issued, and the class of shares and number of shares it represents. The certificate shall contain on its face or back either a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class which the Trust is authorized to issue or a statement that the Trust will furnish such statement or summary to any shareholder on request and without charge. Each certificate issued shall be signed by the President, a Vice-President or the Chairman of the Board and countersigned by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer. Such signatures may be either manual or facsimile signatures. A certificate is valid whether or not an officer who signed it is still an officer when it is issued. Each certificate may be sealed with the actual seal of the Trust or a facsimile of it or in any other form.

                                    SECTION 8

                     Record Date and Closing Transfer Books

         The Trustees may fix in advance a time, which shall not be more than 90 days before the date of any meeting of shareholders or the date for the payment of any dividend or making of any other distribution to shareholders, as the record date for determining the shareholders having the right to notice and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date; or without fixing

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such record date the Trustees may for any of such purposes close the transfer books for all or any part of such period.

                                    SECTION 9

                                      Seal

         The Board of Trustees may provide for a suitable seal for the Trust, in such form and bearing such inscriptions as it may determine.

                                   SECTION 10

                               Execution of Papers

         Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Trust shall be signed, and all transfers of securities standing in the name of the Trust shall be executed, by the president, by the vice president, secretary, treasurer or assistant secretary or treasurer or by whomsoever else shall be designated for that purpose by the vote of the Trustees and need not bear the seal of the Trust.

                                   SECTION 11

                                   Fiscal Year

         Except as from time to time otherwise provided by the Trustees, the fiscal year of the Trust shall be fixed by resolution of the Trustees.

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                                   SECTION 12
                                   Amendments

         These By-Laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.

Adopted by the Board of Trustees:
December 2, 2002


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